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                                                                     EXHIBIT 11




                     GENZYME CORPORATION AND SUBSIDIARIES
             EXHIBIT 11 - COMPUTATION OF WEIGHTED AVERAGE SHARES
                  USED IN COMPUTING INCOME PER SHARE AMOUNTS
                          (Unaudited, in thousands)


                                                                                              THREE MONTHS ENDED
                                                                  -----------------------------------------------------------------
                                                                          MARCH 31, 1995                     MARCH 31, 1994
                                                                  ------------------------------     ------------------------------
                                                                        COMMON                            COMMON
                                                                      AND COMMON        ASSUMING        AND COMMON         ASSUMING
                                                                      EQUIVALENT          FULL          EQUIVALENT           FULL
                                                                        SHARE           DILUTION          SHARE            DILUTION
                                                                      ----------        --------        ----------         --------
APPLICABLE TO GENERAL DIVISION STOCK:
  Common stock outstanding, beginning of period . . . . . . . .          26,447           26,447           24,292           24,292

  Weighted average common stock issued during the period  . . .              41               41               16               16

  Weighted average common stock assuming
   exercise of options  . . . . . . . . . . . . . . . . . . . .             879            1,013              530              530

  Weighted average common stock assuming
   exercise of warrants . . . . . . . . . . . . . . . . . . . .             578              578            1,207            1,207

  Weighted average common stock assuming conversion of
   6 3/4% Convertible Subordinated Notes  . . . . . . . . . . .              (A)           1,891               (A)           1,891
                                                                         ------           ------           ------           ------

  Weighted average number of shares outstanding . . . . . . . .          27,945           29,970           26,045           27,936
                                                                         ======           ======           ======           ======

APPLICABLE TO TR STOCK:
  Common stock outstanding, beginning of period . . . . . . . .           8,675                             3,279

  Weighted average common stock issued during the period  . . .              76                                 2

  Weighted average common stock assuming
   exercise of options  . . . . . . . . . . . . . . . . . . . .              (B)                               (B)

  Weighted average common stock assuming
   exercise of warrants . . . . . . . . . . . . . . . . . . . .              (B)                               (B)

  Weighted average common stock assuming conversion of
   6 3/4% Convertible Subordinated Notes  . . . . . . . . . . .              (A)                               (A)
                                                                         ------                            ------

  Weighted average number of shares outstanding . . . . . . . .           8,751                             3,281
                                                                         ======                            ======

(A) These securities are "other potentially dilutive" securities which effect is included, to the extent such effect is dilutive,in the determination of weighted average shares assuming full dilution.

(B)  The effect of assumed conversion is antidilutive.


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